Press Release For immediate release

Invesco Reports Results for the Three Months Ended September 30, 2021

Investor Relations Contacts: Media Relations Contact:	Greg Ketron Aimee Partin Graham Galt	404-724-4299 404-724-4248 404-439-3070

Invesco Announces Third Quarter Diluted EPS of $0.71; Adjusted Diluted EPS(1) of $0.77

Atlanta, October 26, 2021 -- Invesco Ltd. (NYSE: IVZ) today reported financial results for the three months ended September 30, 2021.
■$13.3 billion of net long-term inflows, continued strength in our Fixed Income capabilities, ETF franchise, Private Markets and Greater China
■$1,528.6 billion in ending AUM, an increase of 0.2% over the prior quarter
■26.5% operating margin; 42.1% adjusted operating margin(1)

Update from Marty Flanagan, President and CEO

“We continue to see growth from our key capability areas, including ETFs, Fixed Income, China, Solutions, Alternatives, and Global Equities,” said Marty Flanagan, President and CEO. “With this growth, we have now had five consecutive quarters of net long-term inflows for the firm.

“The momentum we are seeing is producing positive operating leverage and further strengthening our balance sheet and financial flexibility for the future. Our absolute focus on client outcomes, investment readiness, competitive strength and scale position us well for continued organic growth.”

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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Net Flows:
Net long-term inflows were $13.3 billion for the third quarter of 2021, compared to $31.1 billion in the second quarter of 2021.

Institutional net long-term inflows were $11.5 billion and were across multiple asset classes and geographies, while retail net long-term inflows were $1.8 billion, driven by positive ETF flows and inflows into Greater China. Overall areas of strength by asset class include net long-term inflows of $11.0 billion in fixed income products and $2.3 billion in alternative products. On a geographic basis, the Asia Pacific, Americas and EMEA ex-UK regions achieved net long-term inflows of $9.3 billion, $4.8 billion and $1.0 billion, respectively, offset by $1.8 billion outflows in the UK.

Net market losses and foreign exchange rate movements decreased AUM by $14.6 billion and $4.0 billion, respectively, in the third quarter. We had inflows of $5.5 billion and $2.6 billion into non-management fee earning products and money market funds, respectively, during the quarter. Ending AUM was up 0.2%, while average AUM increased 4.1% during the third quarter.

Summary of net flows (in billions)	Q3-21	Q2-21	Q3-20
Active	$6.8	$2.1	$1.8
Passive	6.5	29.0	6.0
Net long-term flows	13.3	31.1	7.8
Non-management fee earning AUM	5.5	2.5	7.0
Money market	2.6	19.8	(3.5)
Total net flows	$21.4	$53.4	$11.3

Annualized long-term organic growth rate (1)	4.4%	10.6%	3.3%

(1) Annualized long-term organic growth rate is calculated using net long-term flows (annualized) divided by average long-term AUM for the period. Long-term AUM excludes money market and non-management fee earning AUM.

Third Quarter Highlights:

Financial Results	Q3-21		Q2-21		Q3-21 vs. Q2-21	Q3-20		Q3-21 vs. Q3-20
U.S. GAAP Financial Measures
Operating revenues	$1,750.0	m	$1,721.4	m	1.7%	$1,497.6	m	16.9%
Operating income	$463.8	m	$470.9	m	(1.5)%	$268.5	m	72.7%
Operating margin	26.5%		27.4%			17.9%
Net income attributable to Invesco Ltd.	$330.1	m	$368.3	m	(10.4)%	$191.7	m	72.2%
Diluted EPS	$0.71		$0.79		(10.1)%	$0.41		73.2%

Adjusted Financial Measures (1)
Net revenues	$1,333.5	m	$1,302.9	m	2.3%	$1,092.5	m	22.1%
Adjusted operating income	$561.6	m	$540.5	m	3.9%	$406.7	m	38.1%
Adjusted operating margin	42.1%		41.5%			37.2%
Adjusted net income attributable to Invesco Ltd.	$358.6	m	$364.7	m	(1.7)%	$244.0	m	47.0%
Adjusted diluted EPS	$0.77		$0.78		(1.3)%	$0.53		45.3%

Assets Under Management
Ending AUM	$1,528.6	bn	$1,525.0	bn	0.2%	$1,218.2	bn	25.5%
Average AUM	$1,540.5	bn	$1,480.2	bn	4.1%	$1,206.2	bn	27.7%

Headcount	8,507		8,483		0.3%	8,750		(2.8)%
(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Third Quarter U.S. GAAP Operating Results:

Operating revenues and expenses: During the third quarter, increases in operating revenue were driven by higher average AUM and an additional day in the quarter. Revenues were higher by $28.6 million, which includes higher investment management fees of $28.1 million and higher service and distribution fees of $8.1 million. The increase in service and distribution fees is primarily from a pricing structure change in our US transfer agency services, which is primarily offset by higher property, office and technology expense. Performance fees were $4.8 million for the third quarter, a decrease of $5.7 million from the previous quarter. Foreign exchange rate changes decreased operating revenues in the third quarter by $8.1 million.

In the third quarter, Invesco substantially completed the process of obtaining information related to the previously disclosed OppenheimerFunds acquisition-related matter. Based on this information, Invesco reduced the previously established liability, which resulted in a third quarter benefit to transaction, integration and restructuring expense of $45.7 million. The revised estimated liability of $254.3 million excludes any amounts that Invesco may be entitled to seek through indemnification and insurance recoveries. Invesco expects fund shareholder reimbursement payments to be made in the fourth quarter of 2021.

Operating expenses increased $35.7 million in the third quarter as compared to the second quarter, driven by an increase of $35.1 million in transaction, integration and restructuring costs. Transaction, integration and restructuring costs included a benefit of $85.4 million in the second quarter and a third quarter benefit of $45.7 million as discussed above. Third party distribution, service and advisory costs were up $6.8 million during the quarter driven by higher average AUM. Employee compensation expense decreased $10.3 million in the third quarter. The decrease was primarily comprised of fair value decreases on deferred compensation liabilities and lower salary costs, reflecting savings from our strategic initiative, partially offset by higher variable compensation costs. Marketing expenses were down $4.2 million from decreased advertising and client event costs. Property, office and technology costs increased $7.0 million during the third quarter primarily due to the increased transfer agency costs related to the pricing structure change described above. Foreign exchange rate changes decreased operating expenses $7.1 million in the third quarter.

Non-operating income and expenses: Equity in earnings of unconsolidated affiliates was $54.6 million, earned primarily from our Chinese joint venture and private markets investments. Other gains and losses was a net loss of $12.1 million, driven by market value changes on deferred compensation investments. Other income/(expense) of consolidated investment products (CIP), net was a gain of $200.2 million, primarily driven by market gains on underlying investments held by consolidated funds. The consolidated partnerships are valued a quarter in arrears, therefore the gains recorded in the third quarter reflect the valuation of consolidated partnerships as of June 30, 2021.

The effective tax rate was 20.4% in the third quarter as compared to 23.7% in the second quarter. The decrease is primarily due to the higher income attributable to non-controlling interests in consolidated investment products, partially offset by an increase in the reserve for uncertain tax positions in the third quarter. The second quarter rate included additional tax expense related to the remeasurement of deferred tax assets and liabilities following enactment of an increase in the UK corporate tax rate.

Diluted earnings per common share: Diluted earnings per common share decreased 10.1% to $0.71.

Third Quarter Adjusted(1) Operating Results:

Net revenues increased $30.6 million or 2.3% as compared to the second quarter, driven by higher average AUM during the quarter. Investment management fees and service and distribution fees were higher in the third quarter, partially offset by lower performance fees and higher third party distribution, service and advisory costs.

Adjusted operating expenses increased 1.2% in the third quarter to $771.9 million from $762.4 million in the second quarter, reflecting increased employee compensation, property office and technology costs and general and administrative costs, partially offset by lower marketing expenses.

Adjusted operating income improved $21.1 million to $561.6 million in the third quarter from $540.5 million in the second quarter. Adjusted operating margin improved to 42.1% from 41.5% for the prior quarter.

Adjusted diluted earnings per common share decreased 1.3% to $0.77 as a result of net market losses and a higher effective tax rate, partially offset by increased operating income in the third quarter. The effective tax rate on adjusted net income was 24.4% in the third quarter as compared to 22.8% in the second quarter. The rate increase in the third quarter is primarily due to an increase in the reserve for uncertain tax positions in the third quarter.
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(1) Represents non-GAAP financial measure. See the information on pages 7 through 10 for a reconciliation to the most directly comparable U.S. GAAP measure.

Capital Management:

Cash and cash equivalents: $1,773.2 million at September 30, 2021 ($1,333.0 million as of June 30, 2021).

Long-term debt: $2,084.5 million at September 30, 2021 ($2,083.8 million as of June 30, 2021). The credit facility balance was zero as of September 30, 2021 and June 30, 2021.

Common share repurchases: During the third quarter of 2021, the company did not purchase any of its shares in the open market. The company withheld 0.4 million shares ($10.5 million) related to employee share vestings.

Diluted common shares outstanding (end of period): 465.9 million

Dividends paid: $78.8 million (common); $59.2 million (preferred)

Common dividends declared: The company is announcing a third quarter cash dividend of $0.17 per share to holders of common shares. The dividend is payable on December 2, 2021, to common shareholders of record at the close of business on November 12, 2021, with an ex-dividend date of November 10, 2021.

Preferred dividends declared: The company is announcing a preferred cash dividend of $14.75 per share representing the period from September 1, 2021 through November 30, 2021. The preferred dividend is payable on December 1, 2021 to preferred shareholders of record at the close of business on November 15, 2021.

About Invesco Ltd.

Invesco is a global independent investment management firm dedicated to delivering an investment experience that helps people get more out of life. With offices in more than 20 countries, our distinctive investment teams deliver a comprehensive range of active, passive and alternative investment capabilities.
For more information, visit invesco.com/corporate.

Members of the investment community and general public are invited to listen to the conference call today, October 26, 2021, at 9:00 a.m. ET by dialing one of the following numbers: 1-866-803-2143 for U.S. and Canadian callers or 1-210-795-1098 for international callers, using the Passcode: Invesco. An audio replay of the conference call will be available until Tuesday, November 9, 2021 at 5:00 p.m. ET by calling 1-866-359-6514 for U.S. and Canadian callers or 1-203-369-0157 for international callers. A presentation highlighting the company's performance will be available during a live Webcast and on Invesco's Website at invesco.com/corporate.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, assets under management, geopolitical events and the COVID-19 pandemic and their respective potential impact on the company, acquisitions and divestitures, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q3-21	Q2-21	% Change	Q3-20	% Change
Operating revenues:
Investment management fees	$1,275.5	$1,247.4	2.3%	$1,096.8	16.3%
Service and distribution fees	409.1	401.0	2.0%	352.7	16.0%
Performance fees	4.8	10.5	(54.3)%	—	N/A
Other	60.6	62.5	(3.0)%	48.1	26.0%
Total operating revenues	1,750.0	1,721.4	1.7%	1,497.6	16.9%
Operating expenses:
Third-party distribution, service and advisory	546.4	539.6	1.3%	480.8	13.6%
Employee compensation	476.7	487.0	(2.1)%	444.5	7.2%
Marketing	20.3	24.5	(17.1)%	15.6	30.1%
Property, office and technology	134.2	127.2	5.5%	127.5	5.3%
General and administrative	105.0	103.3	1.6%	89.7	17.1%
Transaction, integration and restructuring	(12.0)	(47.1)	(74.5)%	55.3	N/A
Amortization of intangible assets (1)	15.6	16.0	(2.5)%	15.7	(0.6)%
Total operating expenses	1,286.2	1,250.5	2.9%	1,229.1	4.6%
Operating income	463.8	470.9	(1.5)%	268.5	72.7%
Other income/(expense):
Equity in earnings of unconsolidated affiliates	54.6	37.2	46.8%	18.6	193.5%
Interest and dividend income	1.9	0.4	375.0%	2.6	(26.9)%
Interest expense	(23.1)	(24.6)	(6.1)%	(33.8)	(31.7)%
Other gains and losses, net	(12.1)	43.4	N/A	31.5	N/A
Other income/(expense) of CIP, net	200.2	122.0	64.1%	99.2	101.8%
Income before income taxes	685.3	649.3	5.5%	386.6	77.3%
Income tax provision	(139.7)	(154.2)	(9.4)%	(91.9)	52.0%
Net income	545.6	495.1	10.2%	294.7	85.1%
Net (income)/loss attributable to noncontrolling interests in consolidated entities	(156.3)	(67.6)	131.2%	(43.8)	256.8%
Less: Dividends declared on preferred shares	(59.2)	(59.2)	—%	(59.2)	—%
Net income attributable to Invesco Ltd.	$330.1	$368.3	(10.4)%	$191.7	72.2%

Earnings per common share:
---basic	$0.71	$0.80	(11.3)%	$0.42	69.0%
---diluted	$0.71	$0.79	(10.1)%	$0.41	73.2%

Average common shares outstanding:
---basic	463.3	462.8	0.1%	461.1	0.5%
---diluted	466.0	466.2	0.0%	463.5	0.5%
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(1) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is presented as its own line item. There is no impact on operating expenses, operating income or net income.

Invesco Ltd.
Non-GAAP Information and Reconciliations

We utilize the following non-GAAP performance measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income, adjusted operating margin, adjusted net income attributable to Invesco Ltd., and adjusted diluted EPS. We believe the adjusted measures provide valuable insight into our ongoing operational performance and assist in comparisons to our competitors. These measures also assist management with the establishment of operational budgets and forecasts and assist the Board of Directors and management in determining incentive compensation decisions. The most directly comparable U.S. GAAP measures are operating revenues (and by calculation, gross revenue yield on AUM), operating income, operating margin, net income attributable to Invesco Ltd., and diluted EPS.

The following are reconciliations of operating revenues, operating income (and by calculation, operating margin), and net income attributable to Invesco Ltd. (and by calculation, diluted EPS) on a U.S. GAAP basis to a non-GAAP basis of net revenues, adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income attributable to Invesco Ltd. (and by calculation, adjusted diluted EPS). In addition, a reconciliation of adjusted operating expenses is provided below, together with reconciliations of the U.S. GAAP operating expense lines to provide further analysis of the non-GAAP adjustments. These non-GAAP measures should not be considered as substitutes for any U.S. GAAP measures and may not be comparable to other similarly titled measures of other companies. The tax effect of the reconciling items is based on the tax jurisdiction attributable to the transactions. These measures are described more fully in the company's Forms 10-K and 10-Q. Refer to these public filings for additional information about the company's non-GAAP performance measures.

Reconciliation of Operating revenues to Net revenues:

in millions	Q3-21	Q2-21	Q3-20
Operating revenues, U.S. GAAP basis	$1,750.0	$1,721.4	$1,497.6
Invesco Great Wall (1)	118.7	110.9	65.3
Revenue Adjustments (2)
Investment management fees	(216.3)	(212.8)	(192.6)
Service and distribution fees	(278.0)	(269.7)	(245.0)
Other	(52.1)	(57.1)	(43.2)
Total Revenue Adjustments	(546.4)	(539.6)	(480.8)
CIP	11.2	10.2	10.4
Net revenues	$1,333.5	$1,302.9	$1,092.5

Reconciliation of Operating income to Adjusted operating income:

in millions	Q3-21	Q2-21	Q3-20
Operating income, U.S. GAAP basis	$463.8	$470.9	$268.5
Invesco Great Wall (1)	70.4	62.0	37.7
CIP	20.7	19.2	14.8
Transaction, integration and restructuring (3)	(12.0)	(47.1)	55.3
Amortization of intangible assets (4)	15.6	16.0	15.7
Compensation expense related to market valuation changes in deferred compensation plans	3.1	19.5	14.7
Adjusted operating income	$561.6	$540.5	$406.7

Operating margin (5)	26.5%	27.4%	17.9%
Adjusted operating margin (6)	42.1%	41.5%	37.2%

Reconciliation of Net income attributable to Invesco Ltd. to Adjusted net income attributable to Invesco Ltd.

in millions	Q3-21	Q2-21	Q3-20
Net income attributable to Invesco Ltd., U.S. GAAP basis	$330.1	$368.3	$191.7
CIP	—	—	(9.6)
Transaction, integration and restructuring, net of tax (3)	(8.7)	(34.8)	43.4
Amortization of intangible assets, net of tax (4)	21.3	21.8	21.8
Deferred compensation plan market valuation changes and dividend income less compensation expense, net of tax	9.4	(7.6)	(7.1)
Acquisition-related contingent consideration, net of tax	—	—	0.2
Impact of tax rate changes (7)	6.5	17.0	3.6
Adjusted net income attributable to Invesco Ltd. (8)	$358.6	$364.7	$244.0

Average common shares outstanding - diluted	466.0	466.2	463.5
Diluted EPS	$0.71	$0.79	$0.41
Adjusted diluted EPS (9)	$0.77	$0.78	$0.53

Reconciliation of Operating expenses to Adjusted operating expenses:

in millions	Q3-21	Q2-21	Q3-20
Operating expenses, U.S. GAAP basis	$1,286.2	$1,250.5	$1,229.1
Invesco Great Wall (1)	48.3	48.9	27.6
Third party distribution, service and advisory expenses	(546.4)	(539.6)	(480.8)
CIP	(9.5)	(9.0)	(4.4)
Transaction, integration and restructuring (3)	12.0	47.1	(55.3)
Amortization of intangible assets (4)	(15.6)	(16.0)	(15.7)
Compensation expense related to market valuation changes in deferred compensation plans	(3.1)	(19.5)	(14.7)
Adjusted operating expenses	$771.9	$762.4	$685.8

Employee compensation, U.S. GAAP basis	$476.7	$487.0	$444.5
Invesco Great Wall (1)	38.2	39.5	21.0
Compensation expense related to market valuation changes in deferred compensation plans	(3.1)	(19.5)	(14.7)
Adjusted employee compensation	$511.8	$507.0	$450.8

Marketing, U.S. GAAP basis	$20.3	$24.5	$15.6
Invesco Great Wall (1)	3.9	4.1	2.4
Adjusted marketing	$24.2	$28.6	$18.0

Property, office and technology, U.S. GAAP basis	$134.2	$127.2	$127.5
Invesco Great Wall (1)	3.6	3.2	2.7
Adjusted property, office and technology	$137.8	$130.4	$130.2

General and administrative, U.S. GAAP basis	$105.0	$103.3	$89.7
Invesco Great Wall (1)	2.6	2.1	1.5
CIP	(9.5)	(9.0)	(4.4)
Adjusted general and administrative	$98.1	$96.4	$86.8

Transaction, integration and restructuring, U.S. GAAP basis (3)	$(12.0)	$(47.1)	$55.3
Transaction, integration and restructuring	12.0	47.1	(55.3)
Adjusted transaction, integration and restructuring	$—	$—	$—

Amortization of intangible assets, U.S. GAAP basis	$15.6	$16.0	$15.7
Amortization of intangible assets (4)	(15.6)	(16.0)	(15.7)
Adjusted amortization of intangibles	$—	$—	$—

(1) Management reflects 100% of Invesco Great Wall in its net revenues and adjusted operating expenses. The company’s non-GAAP operating results reflect the economics of these holdings on a basis consistent with the underlying AUM and flows. Adjusted net income is reduced by the amount of earnings attributable to non-controlling interests.

(2) Management believes that adjustments to investment management fees, service and distribution fees and other revenues from operating revenues appropriately reflect these revenues as being passed through to external parties who perform functions on behalf of, and distribute, the company’s managed funds. Further, these adjustments vary extensively by geography due to the differences in distribution channels. The net revenue presentation assists in identifying the revenue contribution generated by the business, removing distortions caused by the differing distribution channel fees and allowing for a fair comparison with U.S. peer investment managers and within Invesco’s own investment units. Additionally, management evaluates net revenue yield on AUM, which is equal to net revenues divided by average AUM during the reporting period. This financial measure is an indicator of the basis point net revenues we receive for each dollar of AUM we manage and is useful when evaluating the company’s performance relative to industry competitors and within the company for capital allocation purposes.
Investment management fees are adjusted by renewal commissions and certain administrative fees. Service and distribution fees are primarily adjusted by distribution fees passed through to broker dealers for certain share classes and pass through fund-related costs. Other is primarily adjusted by transaction fees passed through to third parties. While the terms used for these types of adjustments vary by geography, they are all costs that are closely linked to the value of AUM and the revenue earned by Invesco from AUM. Since the company has been deemed to be the principal in the third-party arrangements, the company must reflect these adjustments as expenses gross of operating revenues under U.S. GAAP in third-party expenses on the consolidated statements of income.

(3) During the third quarter of 2021, Invesco substantially completed the process of obtaining information related to the previously disclosed OppenheimerFunds acquisition-related matter. Based on this information, the company recorded a $45.7 million benefit (second quarter 2021: $85.4 million benefit) to the Transaction, integration and restructuring expense line item.

(4) In prior periods, amortization of intangible assets was included in the transaction, integration and restructuring line item. Beginning in 2021, amortization of intangible assets is presented as its own line item. There is no impact on operating expenses, operating income or net income.

While finite-lived intangible assets are amortized under U.S. GAAP, there is no amortization charge on goodwill and indefinite-lived intangibles. In certain qualifying situations, amortization can be recognized for goodwill and indefinite-lived intangibles for tax purposes, generally over a 15-year period, as is the case in the U.S. The tax benefit realized on the amortization is recognized as a deferred tax liability that is not reflected in the company's earnings absent an impairment charge or the disposal of the related business, which is not anticipated in the foreseeable future. We believe it is useful to include this tax benefit in arriving at the adjusted diluted EPS measure.
(5) Operating margin is equal to operating income divided by operating revenues.

(6) Adjusted operating margin is equal to adjusted operating income divided by net revenues.

(7)    The third quarter of 2021 included a non-cash income tax expense of $6.5 million related to the remeasurement of certain intangible deferred tax liabilities due to tax rate changes. The second quarter of 2021 included a non-cash income tax expense of $17.0 million arising from the remeasurement of the UK deferred tax assets and liabilities due to the enactment of an increase in the UK corporate tax rate from 19% to 25% effective in 2023.
(8)    The effective tax rate on adjusted net income attributable to Invesco Ltd. is 24.4% (second quarter 2021: 22.8%; third quarter 2020: 24.2%).

(9) Adjusted diluted EPS is equal to adjusted net income attributable to Invesco Ltd. divided by the weighted average number of common and restricted common shares outstanding. There is no difference between the calculated earnings per common share amounts presented above and the calculated earnings per common share amounts under the two class method.

Invesco Ltd.
Quarterly Assets Under Management

in billions	Q3-21	Q2-21	% Change	Q3-20
Beginning Assets	$1,525.0	$1,404.1	8.6%	$1,145.2
Long-term inflows	91.7	114.4	(19.8)%	71.9
Long-term outflows	(78.4)	(83.3)	(5.9)%	(64.1)
Net long-term flows	13.3	31.1	(57.2)%	7.8
Net flows in non-management fee earning AUM (a)	5.5	2.5	120.0%	7.0
Net flows in money market funds	2.6	19.8	(86.9)%	(3.5)
Total net flows	21.4	53.4	(59.9)%	11.3
Reinvested distributions	0.8	0.9	(11.1)%	1.0
Market gains and losses	(14.6)	65.6	N/A	53.0
Foreign currency translation	(4.0)	1.0	N/A	7.7
Ending Assets	$1,528.6	$1,525.0	0.2%	$1,218.2

Ending long-term AUM	$1,193.2	$1,199.0	(0.5)%	$963.7
Average long-term AUM	$1,203.6	$1,173.9	2.5%	$956.3
Average AUM	$1,540.5	$1,480.2	4.1%	$1,206.2

Gross revenue yield on AUM (b)	48.1 bps	49.2 bps		51.9 bps
Gross revenue yield on AUM before performance fees (b)	48.0 bps	48.9 bps		51.9 bps
Net revenue yield on AUM (c)	34.6 bps	35.2 bps		36.2 bps
Net revenue yield on AUM before performance fees (c)	34.4 bps	34.8 bps		36.0 bps

in billions	Total AUM	Active(f)	Passive(f)
June 30, 2021	$1,525.0	$1,066.0	$459.0
Long-term inflows	91.7	60.3	31.4
Long-term outflows	(78.4)	(53.5)	(24.9)
Net long-term flows	13.3	6.8	6.5
Net flows in non-management fee earning AUM (a)	5.5	—	5.5
Net flows in money market funds	2.6	2.6	—
Total net flows	21.4	9.4	12.0
Reinvested distributions	0.8	0.8	—
Market gains and losses	(14.6)	(13.1)	(1.5)
Foreign currency translation	(4.0)	(3.1)	(0.9)
September 30, 2021	$1,528.6	$1,060.0	$468.6

Average AUM	$1,540.5	$1,065.6	$474.9
Gross revenue yield on AUM (b)	48.1 bps	61.8 bps	20.0 bps
Net revenue yield on AUM (c)	34.6 bps	44.7 bps	12.1 bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2021	$1,525.0	$1,060.7	$464.3
Long-term inflows	91.7	62.3	29.4
Long-term outflows	(78.4)	(60.5)	(17.9)
Net long-term flows	13.3	1.8	11.5
Net flows in non-management fee earning AUM (a)	5.5	5.7	(0.2)
Net flows in money market funds	2.6	(0.4)	3.0
Total net flows	21.4	7.1	14.3
Reinvested distributions	0.8	0.8	—
Market gains and losses	(14.6)	(15.5)	0.9
Foreign currency translation	(4.0)	(1.5)	(2.5)
September 30, 2021	$1,528.6	$1,051.6	$477.0

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
June 30, 2021	$1,525.0	$795.5	$317.6	$88.5	$135.7	$187.7
Long-term inflows	91.7	41.8	27.3	9.5	—	13.1
Long-term outflows	(78.4)	(42.8)	(16.3)	(8.5)	—	(10.8)
Net long-term flows	13.3	(1.0)	11.0	1.0	—	2.3
Net flows in non-management fee earning AUM (a)	5.5	5.8	(0.3)	—	—	—
Net flows in money market funds	2.6	—	—	—	2.6	—
Total net flows	21.4	4.8	10.7	1.0	2.6	2.3
Reinvested distributions	0.8	0.2	0.3	0.1	—	0.2
Market gains and losses	(14.6)	(12.1)	(1.0)	(3.7)	0.3	1.9
Foreign currency translation	(4.0)	(2.1)	(0.7)	(0.4)	(0.1)	(0.7)
September 30, 2021	$1,528.6	$786.3	$326.9	$85.5	$138.5	$191.4

Average AUM	$1,540.5	$805.8	$322.6	$85.7	$135.2	$191.2

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
June 30, 2021	$1,525.0	$1,075.8	$225.6	$161.7	$61.9
Long-term inflows	91.7	49.7	26.0	13.9	2.1
Long-term outflows	(78.4)	(44.9)	(16.7)	(12.9)	(3.9)
Net long-term flows	13.3	4.8	9.3	1.0	(1.8)
Net flows in non-management fee earning AUM (a)	5.5	4.6	0.9	—	—
Net flows in money market funds	2.6	2.7	(0.2)	0.1	—
Total net flows	21.4	12.1	10.0	1.1	(1.8)
Reinvested distributions	0.8	0.7	—	—	0.1
Market gains and losses	(14.6)	(8.7)	(4.2)	(2.0)	0.3
Foreign currency translation	(4.0)	(0.7)	(1.1)	(0.9)	(1.3)
September 30, 2021	$1,528.6	$1,079.2	$230.3	$159.9	$59.2

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive (f)

in billions	Q3-21	Q2-21	% Change	Q3-20
Beginning Assets	$459.0	$397.8	15.4%	$281.7
Long-term inflows	31.4	53.3	(41.1)%	21.9
Long-term outflows	(24.9)	(24.3)	2.5%	(15.9)
Net long-term flows	6.5	29.0	(77.6)%	6.0
Net flows in non-management fee earning AUM (a)	5.5	2.5	120.0%	7.0
Total net flows	12.0	31.5	(61.9)%	13.0
Market gains and losses	(1.5)	30.3	N/A	23.0
Foreign currency translation	(0.9)	(0.6)	50.0%	0.3
Ending Assets	$468.6	$459.0	2.1%	$318.0

Average long-term AUM	$273.1	$252.5	8.2%	$169.4
Average AUM	$474.9	$431.1	10.2%	$307.7

Gross revenue yield on AUM (b)	20.0 bps	21.2 bps		20.5 bps
Gross revenue yield on AUM before performance fees (b)	20.0 bps	21.2 bps		20.5 bps
Net revenue yield on AUM (c)	12.1 bps	13.1 bps		11.4 bps
Net revenue yield on AUM before performance fees (c)	12.1 bps	13.1 bps		11.4 bps

By channel: (in billions)	Total	Retail	Institutional
June 30, 2021	$459.0	$411.4	$47.6
Long-term inflows	31.4	26.8	4.6
Long-term outflows	(24.9)	(22.6)	(2.3)
Net long-term flows	6.5	4.2	2.3
Net flows in non-management fee earning AUM (a)	5.5	5.7	(0.2)
Total net flows	12.0	9.9	2.1
Market gains and losses	(1.5)	(1.7)	0.2
Foreign currency translation	(0.9)	(0.2)	(0.7)
September 30, 2021	$468.6	$419.4	$49.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
June 30, 2021	$459.0	$383.5	$43.0	$1.1	$—	$31.4
Long-term inflows	31.4	25.8	2.3	—	—	3.3
Long-term outflows	(24.9)	(19.8)	(2.3)	—	—	(2.8)
Net long-term flows	6.5	6.0	—	—	—	0.5
Net flows in non-management fee earning AUM (a)	5.5	5.8	(0.3)	—	—	—
Total net flows	12.0	11.8	(0.3)	—	—	0.5
Market gains and losses	(1.5)	(1.3)	(0.3)	—	—	0.1
Foreign currency translation	(0.9)	(0.6)	(0.2)	—	—	(0.1)
September 30, 2021	$468.6	$393.4	$42.2	$1.1	$—	$31.9

Average AUM	$474.9	$399.4	$42.6	$1.1	$—	$31.8

See the footnotes immediately following these tables.

Invesco Ltd.
Quarterly Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
June 30, 2021	$459.0	$359.5	$32.2	$66.3	$1.0
Long-term inflows	31.4	20.9	1.7	8.7	0.1
Long-term outflows	(24.9)	(17.1)	(1.5)	(6.2)	(0.1)
Net long-term flows	6.5	3.8	0.2	2.5	—
Net flows in non-management fee earning AUM (a)	5.5	4.6	0.9	—	—
Total net flows	12.0	8.4	1.1	2.5	—
Market gains and losses	(1.5)	(1.5)	0.2	(0.2)	—
Foreign currency translation	(0.9)	—	(0.7)	(0.2)	—
September 30, 2021	$468.6	$366.4	$32.8	$68.4	$1.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management

in billions	September 30, 2021	September 30, 2020	% Change
Beginning Assets	$1,349.9	$1,226.2	10.1%
Long-term inflows	326.3	219.3	48.8%
Long-term outflows	(257.4)	(244.8)	5.1%
Net long-term flows	68.9	(25.5)	N/A
Net flows in non-management fee earning AUM (a)	8.1	(11.0)	N/A
Net flows in money market funds	29.7	16.2	83.3%
Total net flows	106.7	(20.3)	N/A
Reinvested distributions	2.6	3.9	(33.3)%
Market gains and losses	75.6	8.0	845.0%
Foreign currency translation	(6.2)	0.4	N/A
Ending Assets	$1,528.6	$1,218.2	25.5%

Average long-term AUM	$1,162.6	$930.3	25.0%
Average AUM	$1,471.9	$1,167.1	26.1%

Gross revenue yield on AUM (b)	49.2 bps	53.7 bps
Gross revenue yield on AUM before performance fees (b)	49.0 bps	53.6 bps
Net revenue yield on AUM (c)	35.2 bps	37.4 bps
Net revenue yield on AUM before performance fees (c)	34.9 bps	37.1 bps

in billions	Total AUM	Active(f)	Passive(f)
December 31, 2020	$1,349.9	$979.3	$370.6
Long-term inflows	326.3	197.7	128.6
Long-term outflows	(257.4)	(181.3)	(76.1)
Net long-term flows	68.9	16.4	52.5
Net flows in non-management fee earning AUM (a)	8.1	—	8.1
Net flows in money market funds	29.7	29.7	—
Total net flows	106.7	46.1	60.6
Reinvested distributions	2.6	2.6	—
Market gains and losses	75.6	36.4	39.2
Foreign currency translation	(6.2)	(4.4)	(1.8)
September 30, 2021	$1,528.6	$1,060.0	$468.6

Average AUM	$1,471.9	$1,041.0	$430.9
Gross revenue yield on AUM (b)	49.2 bps	62.0 bps	20.7 bps
Net revenue yield on AUM (c)	35.2 bps	44.6 bps	12.6 bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2020	$1,349.9	$947.1	$402.8
Long-term inflows	326.3	232.0	94.3
Long-term outflows	(257.4)	(199.5)	(57.9)
Net long-term flows	68.9	32.5	36.4
Net flows in non-management fee earning AUM (a)	8.1	7.5	0.6
Net flows in money market funds	29.7	3.6	26.1
Total net flows	106.7	43.6	63.1
Reinvested distributions	2.6	2.4	0.2
Market gains and losses	75.6	59.0	16.6
Foreign currency translation	(6.2)	(0.5)	(5.7)
September 30, 2021	$1,528.6	$1,051.6	$477.0

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management (continued)

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market (e)	Alternatives(d)
December 31, 2020	$1,349.9	$689.6	$296.4	$78.9	$108.5	$176.5
Long-term inflows	326.3	158.6	86.5	40.9	—	40.3
Long-term outflows	(257.4)	(134.8)	(54.3)	(34.4)	—	(33.9)
Net long-term flows	68.9	23.8	32.2	6.5	—	6.4
Net flows in non-management fee earning AUM (a)	8.1	7.8	0.3	—	—	—
Net flows in money market funds	29.7	—	—	—	29.7	—
Total net flows	106.7	31.6	32.5	6.5	29.7	6.4
Reinvested distributions	2.6	0.6	1.1	0.3	—	0.6
Market gains and losses	75.6	67.3	(0.9)	(0.2)	0.1	9.3
Foreign currency translation	(6.2)	(2.8)	(2.2)	—	0.2	(1.4)
September 30, 2021	$1,528.6	$786.3	$326.9	$85.5	$138.5	$191.4

Average AUM	$1,471.9	$762.5	$311.5	$86.4	$126.2	$185.3

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2020	$1,349.9	$959.9	$171.3	$151.7	$67.0
Long-term inflows	326.3	163.6	107.8	47.8	7.1
Long-term outflows	(257.4)	(143.8)	(53.5)	(42.1)	(18.0)
Net long-term flows	68.9	19.8	54.3	5.7	(10.9)
Net flows in non-management fee earning AUM (a)	8.1	6.3	1.8	—	—
Net flows in money market funds	29.7	25.5	4.3	(0.1)	—
Total net flows	106.7	51.6	60.4	5.6	(10.9)
Reinvested distributions	2.6	2.3	0.1	—	0.2
Market gains and losses	75.6	65.5	2.3	4.2	3.6
Foreign currency translation	(6.2)	(0.1)	(3.8)	(1.6)	(0.7)
September 30, 2021	$1,528.6	$1,079.2	$230.3	$159.9	$59.2

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive (f)

in billions	September 30, 2021	September 30, 2020	% Change
Beginning Assets	$370.6	$297.0	24.8%
Long-term inflows	128.6	72.3	77.9%
Long-term outflows	(76.1)	(65.6)	16.0%
Net long-term flows	52.5	6.7	683.6%
Net flows in non-management fee earning AUM (a)	8.1	(11.0)	N/A
Total net flows	60.6	(4.3)	N/A
Market gains and losses	39.2	25.2	55.6%
Foreign currency translation	(1.8)	0.1	N/A
Ending Assets	$468.6	$318.0	47.4%

Average long-term AUM	$247.7	$160.8	54.0%
Average AUM	$430.9	$288.2	49.5%

Gross revenue yield on AUM (b)	20.7 bps	21.4 bps
Gross revenue yield on AUM before performance fees (b)	20.7 bps	21.4 bps
Net revenue yield on AUM (c)	12.6 bps	12.2 bps
Net revenue yield on AUM before performance fees (c)	12.6 bps	12.2 bps

By channel: (in billions)	Total	Retail	Institutional
December 31, 2020	$370.6	$346.0	$24.6
Long-term inflows	128.6	102.7	25.9
Long-term outflows	(76.1)	(71.7)	(4.4)
Net long-term flows	52.5	31.0	21.5
Net flows in non-management fee earning AUM (a)	8.1	7.5	0.6
Total net flows	60.6	38.5	22.1
Market gains and losses	39.2	35.3	3.9
Foreign currency translation	(1.8)	(0.4)	(1.4)
September 30, 2021	$468.6	$419.4	$49.2

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market(e)	Alternatives(d)
December 31, 2020	$370.6	$306.4	$37.0	$1.0	$—	$26.2
Long-term inflows	128.6	102.7	11.7	0.1	—	14.1
Long-term outflows	(76.1)	(61.8)	(5.8)	—	—	(8.5)
Net long-term flows	52.5	40.9	5.9	0.1	—	5.6
Net flows in non-management fee earning AUM (a)	8.1	7.8	0.4	(0.1)	—	—
Total net flows	60.6	48.7	6.3	—	—	5.6
Market gains and losses	39.2	39.4	(0.7)	0.1	—	0.4
Foreign currency translation	(1.8)	(1.1)	(0.4)	—	—	(0.3)
September 30, 2021	$468.6	$393.4	$42.2	$1.1	$—	$31.9

Average AUM	$430.9	$359.4	$40.6	$1.1	$—	$29.8

See the footnotes immediately following these tables.

Invesco Ltd.
Year-to-Date Assets Under Management - Passive(f) (continued)

By client domicile: (in billions)	Total	Americas	Asia Pacific	EMEA Ex UK	U.K
December 31, 2020	$370.6	$303.0	$7.9	$58.9	$0.8
Long-term inflows	128.6	75.8	24.5	27.6	0.7
Long-term outflows	(76.1)	(51.1)	(3.3)	(21.2)	(0.5)
Net long-term flows	52.5	24.7	21.2	6.4	0.2
Net flows in non-management fee earning AUM (a)	8.1	6.4	1.7	—	—
Total net flows	60.6	31.1	22.9	6.4	0.2
Market gains and losses	39.2	32.3	3.4	3.5	—
Foreign currency translation	(1.8)	—	(1.4)	(0.4)	—
September 30, 2021	$468.6	$366.4	$32.8	$68.4	$1.0

See the footnotes immediately following these tables.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)Non-management fee earning AUM includes non-management fee earning ETFs, UIT and product leverage.

(b)Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding Invesco Great Wall AUM. The average AUM for Invesco Great Wall in the three and nine months ended September 30, 2021 was $85.5 billion and $81.1 billion (three and six months ended June 30, 2021: $81.1 billion, $78.9 billion three and nine months ended September 30, 2020: $51.0 billion and $46.5 billion).

It is appropriate to exclude the average AUM of Invesco Great Wall for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the net income of Invesco Great Wall is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from CIP; however, the denominator of the measure includes the AUM of these investment products.

(c)Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 7 through 10 of this release for a reconciliation of operating revenues to net revenues.
(d)The alternatives asset class includes absolute return, commodities, currencies, financial structures, global macro, long/short equity, managed futures, multi-alternatives, private capital - direct, private capital - fund of funds, private direct real estate, public real estate securities, senior secured loans and custom solutions.
(e)Long-term AUM excludes money market and non-management fee earning AUM. Ending AUM as of September 30, 2021 includes $138.5 billion in money market AUM and $196.9 billion in non-management fee earning AUM (June 30, 2021: $135.7 billion and $190.2 billion, respectively; September 30, 2020: $109.3 billion and $145.2 billion, respectively).
(f)Passive AUM includes index-based ETFs, unit investment trusts (UITs), non-fee earning leverage and other passive mandates. Active AUM is total AUM less Passive AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

	Benchmark Comparison				Peer Group Comparison
	% of AUM in Top Half of Benchmark				% of AUM in Top Half of Peer Group
Equities (1)	1yr	3yr	5yr	10yr	1yr	3yr	5yr	10yr
U.S. Core (4%)	16%	18%	14%	14%	5%	18%	13%	1%
U.S. Growth (7%)	57%	45%	52%	52%	47%	100%	88%	52%
U.S. Value (7%)	56%	7%	51%	50%	57%	6%	35%	33%
Sector (2%)	20%	67%	96%	81%	64%	65%	64%	65%
UK (1%)	31%	29%	35%	42%	25%	28%	23%	28%
Canadian (<1%)	76%	64%	64%	35%	76%	64%	41%	35%
Asian (3%)	44%	77%	84%	94%	15%	33%	54%	71%
Continental European (2%)	78%	11%	18%	90%	69%	6%	26%	56%
Global (7%)	79%	58%	80%	80%	62%	13%	81%	89%
Global Ex U.S. and Emerging Markets (13%)	16%	90%	88%	90%	16%	77%	68%	71%
Fixed Income (1)
Money Market (17%)	94%	99%	99%	100%	78%	77%	78%	99%
U.S. Fixed Income (12%)	96%	87%	95%	95%	88%	83%	90%	91%
Global Fixed Income (5%)	90%	84%	95%	98%	64%	71%	80%	85%
Stable Value (5%)	100%	100%	100%	100%	97%	97%	100%	100%
Other (1)
Alternatives (7%)	75%	48%	51%	41%	61%	51%	47%	46%
Balanced (8%)	67%	90%	64%	66%	59%	58%	90%	94%

Note:    Excludes passive products, closed-end funds, private equity limited partnerships, non-discretionary funds, unit investment trusts, fund of funds with component funds managed by Invesco, stable value building block funds and CDOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision.

Data as of September 30, 2021. AUM measured in the one, three, five and ten year quartile rankings represents 50%, 49%, 48% and 43% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one, three, five and ten year basis represents 61%, 59%, 57% and 52% of total Invesco AUM. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (e.g., Morningstar, IA, Lipper, eVestment, Mercer, Galaxy, SITCA, Value Research) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings are calculated against all funds in each peer group. Rankings for the primary share class of the most representative fund in each composite are applied to all products within each composite. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an investor’s experience.

(1)    Numbers in parenthesis reflect AUM for each investment product (see Note above for exclusions) as a percentage of the total AUM for the 5 year peer group ($730.4 billion).

Invesco Ltd.
Supplemental Information (1)

	For the three months ended September 30, 2021			For the three months ended September 30, 2020
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash and cash equivalents, beginning of period	$1,737.1	$404.1	$1,333.0	$1,271.2	$284.1	$987.1
Cash flows from operating activities	601.0	(20.8)	621.8	401.8	(46.4)	448.2
Cash flows from investing activities	(364.4)	(350.2)	(14.2)	(86.0)	(69.2)	(16.8)
Cash flows from financing activities	359.1	507.6	(148.5)	(301.6)	73.2	(374.8)
Increase/(decrease) in cash and cash equivalents	595.7	136.6	459.1	14.2	(42.4)	56.6
Foreign exchange movement on cash and cash equivalents	(23.3)	(4.4)	(18.9)	35.3	12.4	22.9
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	—	—	—	(0.1)	(0.1)	—
Invesco and CIP cash and cash equivalents, end of the period (2)	$2,309.5	$536.3	$1,773.2	$1,320.6	$254.0	$1,066.6

	For the nine months ended September 30, 2021			For the nine months ended September 30, 2020
Cash flow information $ in millions	U.S. GAAP	Impact of CIP	Excluding CIP	U.S. GAAP	Impact of CIP	Excluding CIP
Invesco and CIP cash, cash equivalents and restricted cash, beginning of period (2)	$1,839.3	$301.7	$1,537.6	$1,701.2	$652.2	$1,049.0
Cash flows from operating activities	1,081.8	(141.2)	1,223.0	662.7	(54.2)	716.9
Cash flows from investing activities	(579.4)	(510.5)	(68.9)	(829.0)	(756.7)	(72.3)
Cash flows from financing activities	14.2	904.1	(889.9)	(230.3)	391.3	(621.6)
Increase/(decrease) in cash and cash equivalents	516.6	252.4	264.2	(396.6)	(419.6)	23.0
Foreign exchange movement on cash and cash equivalents	(37.7)	(9.1)	(28.6)	6.9	12.3	(5.4)
Net cash inflows (outflows) upon consolidation/deconsolidation of CIP	(8.7)	(8.7)	—	9.1	9.1	—
Invesco and CIP cash and cash equivalents, end of the period (2)	$2,309.5	$536.3	$1,773.2	$1,320.6	$254.0	$1,066.6

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.

(2) The beginning period cash excluding CIP for nine months ended September 30, 2021 includes restricted cash of $129.2 million (September 30, 2020: none). There was no restricted cash at the end of the period for the three and nine months ended September 30, 2021 and 2020.

Invesco Ltd.
Supplemental Information(1)

	As of September 30, 2021				As of December 31, 2020
Balance Sheet information $ in millions	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted	U.S. GAAP	Impact of CIP	Impact of Policyholders	As Adjusted
ASSETS
Cash and cash equivalents	$1,773.2	$—	$—	$1,773.2	$1,408.4	—	—	$1,408.4
Unsettled fund receivables	237.6	—	—	237.6	109.4	—	—	109.4
Investments	906.4	(445.4)	—	1,351.8	826.8	(421.4)	—	1,248.2
Investments and other assets of CIP	9,197.9	9,197.9	—	—	8,085.5	8,085.5	—	—
Cash and cash equivalents of CIP	536.3	536.3	—	—	301.7	301.7	—	—
Assets held for policyholders	2,232.2	—	2,232.2	—	7,582.1	—	7,582.1	—
Goodwill and intangible assets, net	16,124.8	—	—	16,124.8	16,221.9	—	—	16,221.9
Other assets (2)	1,805.5	(5.7)	—	1,811.2	1,968.3	(5.1)	—	1,973.4
Total assets	32,813.9	9,283.1	2,232.2	21,298.6	36,504.1	7,960.7	7,582.1	20,961.3
LIABILITIES
Debt of CIP	7,224.5	7,224.5	—	—	6,714.1	6,714.1	—	—
Other liabilities of CIP	864.9	864.9	—	—	588.6	588.6	—	—
Policyholder payables	2,232.2	—	2,232.2	—	7,582.1	—	7,582.1	—
Unsettled fund payables	237.2	—	—	237.2	98.4	—	—	98.4
Long-term debt	2,084.5	—	—	2,084.5	2,082.6	—	—	2,082.6
Other liabilities (3)	3,896.0	0.1	—	3,895.9	4,417.6	—	—	4,417.6
Total liabilities	16,539.3	8,089.5	2,232.2	6,217.6	21,483.4	7,302.7	7,582.1	6,598.6
EQUITY
Total equity attributable to Invesco Ltd.	15,080.1	(0.1)	—	15,080.2	14,361.8	(0.1)	—	14,361.9
Noncontrolling interests (4)	1,194.5	1,193.7	—	0.8	658.9	658.1	—	0.8
Total equity	16,274.6	1,193.6	—	15,081.0	15,020.7	658.0	—	14,362.7
Total liabilities and equity	$32,813.9	$9,283.1	$2,232.2	$21,298.6	$36,504.1	$7,960.7	$7,582.1	$20,961.3

(1) These tables include non-GAAP presentations. Cash held by CIP is not available for use by Invesco. Additionally, there is no recourse to Invesco for CIP debt. The cash flows of CIP do not form part of the company’s cash flow management processes, nor do they form part of the company’s significant liquidity evaluations and decisions. Policyholder assets and liabilities are equal and offsetting and have no impact on Invesco’s shareholder’s equity. The impact of cash inflows/outflows from policyholder assets and liabilities are reflected within cash flows from operating activities as changes in receivable and/or payables, as applicable.
(2) Amounts include restricted cash, accounts receivable, prepaid assets, property, equipment and software, right-of-use asset, and other assets.
(3) Amounts include accrued compensation and benefits, accounts payable and accrued expenses, lease liability, and deferred tax liabilities.
(4) Amounts include redeemable noncontrolling interests in consolidated entities and equity attributable to nonredeemable noncontrolling interests in consolidated entities.